EMPLOYMENT AGREEMENT



      EMPLOYMENT AGREEMENT dated as of September 14, 1999 among HUDSON UNITED BANCORP, a New Jersey Corporation (the "Company"), HUDSON UNITED BANK, a New Jersey chartered commercial bank (the "Bank") and KENNETH T. NEILSON (the "Officer").

      A. The Officer is currently Chairman of the Board, President and Chief Executive Officer, and a director, of the Company and of the Bank.

      B. The Company and Dime Bancorp, Inc. ("Bancorp") are concurrently herewith entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which contemplates the merger or business combination of the Company and Bancorp (the "Holding Company Combination") at the Effective Time (as defined in the Merger Agreement) as well as the merger or business combination of the Bank and The Dime Savings Bank of New York, FSB (the "Bank Combination").

      C. The Company and the Bank are desirous of employing the Officer prior to the Holding Company Combination and, pursuant to the Merger Agreement, of providing for the continued employment of the Officer by the Surviving Corporation (as defined in the Merger Agreement) and of the entity resulting from the Bank Combination (the "Surviving Bank") on and subsequent to the Effective Time and upon the terms and conditions set forth in this Agreement.

      D. The Officer is desirous of being so employed upon the terms and conditions set forth in this Agreement.

      Therefore, the Company, the Bank and the Officer, intending to be legally bound, agree as follows:

      1. Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Officer, and the Officer hereby accepts such employment. In addition, subject to the terms and conditions of this Agreement, the Bank hereby employs the Officer and the Officer hereby accepts such employment. Except as otherwise limited by Sections 9(c) and 11 hereof, the Company and the Bank shall be jointly and severally liable for all of the Company's and the Bank's obligations hereunder.

      2. Term of Employment. (a) The term of the Officer's employment under this Agreement shall be deemed to have commenced on the date of this Agreement and shall continue until December 31, 2004 (the "Term"). The expiration of the Term of this Agreement shall not be deemed to be a termination of the Officer's employment by the Company.

            (b) The Officer's employment may be terminated during the Term of this Agreement by the Company or the Officer in the manner specified in this Agreement. Any such

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termination of employment shall result in a termination of this Agreement on the
Effective Date of Termination (as defined in Section 14); provided that, notwithstanding anything to the contrary in the foregoing, any right of the Officer to any payments or benefits as a result of a termination of the Officer's employment or to enforce such rights (in each case as provided in this Agreement) shall survive the termination of this Agreement.

      3. Offices. (a)(i) During the Term and until the Effective Time, the Officer shall serve as Chairman of the Board and Chief Executive Officer of the Company, and (ii) during the Term and until the Bank Combination is effected, the Officer shall serve as Chairman of the Board and Chief Executive Officer of the Bank.

            (b)(i) During the portion of the Term that commences at the Effective Time and until the Officer becomes Chairman of the Board and Chief Executive Officer of the Company in accordance with Section 3(c) below (the "Initial Post-Merger Period"), the Officer shall serve as President and Chief Operating Officer of the Surviving Corporation, and (ii) during the portion of the Term that commences on the date the Bank Combination is effected and until the Officer becomes Chairman of the Board and Chief Executive Officer of the Bank in accordance with Section 3(c) below, the Officer shall serve as President and Chief Operating Officer of the Surviving Bank. Upon and following the respective effective times of the Holding Company Combination and the Bank Combination, all references in this Agreement to the "Company" and the "Bank" shall be deemed to refer to the Surviving Corporation and the Surviving Bank, respectively.

            (c) The Officer shall become Chairman of the Board and Chief Executive Officer of each of the Company and the Bank in accordance with the procedures specified in the Merger Agreement, with service in such positions to commence on December 31, 2002 (or on such earlier date after the Effective Time on which Lawrence J. Toal (the "Present CEO") shall cease to be the Chairman of the Board and Chief Executive Officer of the Company and the Bank, at which time the provisions of the first sentence of paragraph (3)(b) shall cease to apply), unless a Special Majority (as defined in the Merger Agreement) of the Board of Directors shall decide to the contrary. The portion of the Term beginning with the Officer becoming Chairman of the Board and Chief Executive Officer of each of the Company and the Bank in accordance with the provisions of this Section 3(c) is referred to hereafter as the "Remaining Post-Merger Period" (the Initial Post-Merger Period and the Remaining Post-Merger Period are together referred to hereafter as the "Post-Merger Period").

            (d) At all times during the Term, the Officer shall serve as a director of each of the Company (subject to election by the stockholders of the Company) and the Bank and a member of the Executive Committee of the Board of Directors of each of the Company and the Bank.

            (e) In addition, during the Term the Officer shall serve, for the period for which he may from time to time be elected, as an officer or director of any Affiliate of the Company.

      4. Duties. The Officer shall perform such duties as reasonably and customarily pertain to the offices set forth in Section 3 and such other duties as are set forth in the Bylaws of the Company and the Bank or as may be agreed to from time to time by the Officer. During the


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Term (except for periods of illness and vacation), substantially all of the
Officer's business time, attention, skill and efforts shall be devoted to the performance of the Officer's duties under this Agreement. Notwithstanding the foregoing, the Officer may (a) continue to serve on the boards of directors of, and hold any other offices or positions in, companies or organizations previously approved by the Board of Directors of the Company and (b) with the approval of the Board of Directors of the Company, from time to time serve on the board of directors of, and hold any other offices or positions in, companies or organizations engaged in activities that present no conflict of interest with the Company or the Bank and that will not materially and adversely affect the performance of his obligations under this Agreement.

      5. Compensation; Certain Benefits; Reimbursement. (a) The annual salary of the Officer during the Term for all services performed for the Company and the Bank shall be (i) until the Effective Time, the Officer's annual salary as of the date hereof; (ii) during the Initial Post-Merger Period, the greater of (x) $750,000 and (y) during any period for which the salary of the Present CEO exceeds $937,500, 80% of such Present CEO's salary as then in effect and (iii) during the Remaining Post-Merger Period, $1,000,000. The Board of Directors of the Company (or a duly authorized committee of the Board) may increase the Officer's annual salary from time to time following the Effective Time, and prior to the Effective Time may provide the Officer with a normal increase in annual salary, and may continue all existing bonus, incentive and employee benefit arrangements, including, without limitation, the making of normal stock option and restricted stock plan grants, on a basis consistent with past practice. In no event shall the Officer's annual salary be decreased below his annual salary specified in the first sentence of this Section 5(a) plus all subsequent increases in his annual salary. As used in this Agreement, "annual salary" shall mean, at any time, the annual rate of salary then payable to the Officer pursuant to this Section 5(a) (before deduction of any amounts deferred under any deferred compensation plan of the Company or the Bank, any voluntary contributions to a 401(k) plan of the Company or the Bank, or any other deductions from income) and shall be exclusive of bonuses, incentive compensation or other compensation or benefits paid to or accrued for the Officer other than pursuant to this Section 5(a). Amounts payable to the Officer under this Section 5(a) shall, subject to the provisions of Section 5(e), be payable in installments (pro rata with respect to the period during a year to which it relates) in accordance with the prevailing general payroll practice of the Company as it may exist from time to time.

            (b) During the Post-Merger Period the Company shall (i) at the Company's expense, provide the Officer with the exclusive use of a Company-owned or Company-leased automobile (at any time not to be more than three years old) and, if the principal executive offices of the Company where the Officer is required to provide the services hereunder are located in New York, to employ for the use of the Officer a driver for such automobile, (ii) reimburse the Officer for the annual (or less frequent) membership fees for two country, social, business, luncheon or fitness clubs and (iii) reimburse the Officer for tax planning and financial consulting services to be provided by Clarfeld & Company, P.C. (or other provider agreed to by the Company and the Officer) in an amount not to exceed $12,000 per annum.

            (c) The Officer shall not have or acquire by virtue of this Agreement any rights to participate in, or receive benefits with respect to, any compensation or benefit plan or program of the Company or the Bank, except (i) that during the Post-Merger Period and while employed by the Company, the Officer shall (subject to the approval of the Compensation Committee or other

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appropriate committee of the Board of Directors) participate in the Company's
Senior Officer Incentive Plan, as in effect from time to time, with a target bonus (the "Target Bonus") of at least 100% of the Officer's then effective annual salary (or such higher target bonus amount as the Board of Directors of the Company may establish from time to time), (ii) during the Initial Post-Merger Period and while employed by the Company, the Officer shall (at the discretion of the Compensation Committee and the Board of Directors or other appropriate committee of the Board of Directors) receive annual stock incentive awards at the same time as and equal to 80% of the base annual stock incentive award of the Present CEO for such year, and during the Remaining Post-Merger Period and while employed by the Company, the Officer shall receive annual stock incentive awards (at the discretion of the Compensation Committee and the Board of Directors or other appropriate committee of the Board of Directors) on a basis commensurate with the awards for which the Present CEO was eligible during the Initial Post-Merger Period; (iii) that while employed by the Company, the Officer may participate in plans or programs of the Company and the Bank to the extent provided in such plans and programs and on the same basis as if the Officer's employment were not subject to the terms and conditions of this Agreement; provided that, during the Initial Post-Merger Period, the Officer shall, subject to the terms thereof, be eligible to participate in all plans and programs in which the Present CEO is eligible to participate and shall be considered for any awards that may be made thereunder at the same time as the Present CEO, or (iv) as otherwise specifically provided in this Agreement, including without limitation Section 7 hereof. For purposes of this Section 5(c), it is the intention of the parties that the Officer's bonus opportunity and all other grant opportunities under this Agreement shall at all times during the Initial Post-Merger Period be: (i) at least 80% (in dollar value) of the Present CEO's bonus and other grant opportunities; (ii) awarded on the same terms and conditions as awards to the Present CEO regarding exercise price, pre- and post-termination exercise rights, vesting and term, and (iii) to the extent the Officer's opportunities are based on corporate-wide performance goals, subject to the same corporate-wide performance goals as apply to the opportunities provided to the Present CEO.

            (d) The Officer is authorized to incur reasonable expenses for promoting the businesses of the Company and its Affiliates, including expenses for travel, entertainment and similar items. The Company shall pay, or reimburse the Officer for, all such expenses upon presentation by the Officer from time to time of an itemized account (in reasonable detail) of such expenditures.

            (e) Notwithstanding anything to the contrary in the foregoing provisions, following the Effective Time the payment (but not the grant or award) of any amounts that would otherwise be payable to the Officer but which would be in excess of the amount which the Company or the Bank could deduct for federal income tax purposes if then paid on account of the operation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be deferred to the extent such deferral is required pursuant to a policy adopted by the Compensation Committee of the Company or the Bank and, to the extent so deferred, shall be payable pursuant to the relevant terms of the Company's Voluntary Deferred Compensation Plan; provided, however, that, if a Change in Control (as defined in Section 12(a)) has occurred, deferral of amounts payable hereunder to the Officer on or after the date of such Change in Control will only be required if and to the extent such policy in effect immediately prior to the Change in Control (without taking into consideration any changes therein made in contemplation of the occurrence of the Change in Control) requires or would have required such deferral.

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            (f) The Company and the Bank may from time to time enter into arrangements for the sharing of costs and provision of benefits to the Officer hereunder; provided, that each of the Company and the Bank shall remain jointly and severally liable for fulfillment of all obligations hereunder; provided, further, that any compensation, benefits, reimbursements or other payments made to the Officer, whether paid by the Company or the Bank (or any other Affiliate of the Company) shall be deemed made and received in satisfaction of the Company's and the Bank's obligations hereunder, regardless of whether an obligation is herein stated to be an obligation of the Company only or of the Bank only; and provided further, that where any notice is required or permitted, to be given or action taken by the Company or the Bank, such condition shall be deemed fulfilled if such notice is given or action taken by either of the Company or the Bank.

            (g) Immediately following the Effective Time, subject to the discretion and approval of the Compensation Committee, the Board of Directors or other appropriate Committee of the Board of Directors, the Company shall grant to the Officer options to purchase 120,000 shares of the Company's common stock at the market price thereof on such date; provided, that such options shall vest in accordance with the following schedule: (i) one-third on the date on which the Officer becomes Chairman of the Board and Chief Executive Officer of the Company; (ii) one-third on the first anniversary of the date described in clause
(i) (provided the Officer continues to hold such offices on such anniversary date); and (iii) one-third on December 31, 2004 (provided the Officer continues to hold such offices on such anniversary date). Such options shall be granted subject to the terms and conditions (including accelerated vesting) of the Company's stock incentive plan under which they are issued, and such other terms as are set by the granting committee in accordance with such Plan.

            (h) Immediately following the Effective Time, subject to the discretion and approval of the Compensation Committee, the Board of Directors or other appropriate Committee of the Board of Directors, the Company shall offer to sell to the Officer 100,000 shares of common stock of the Company subject to vesting restrictions ("Restricted Stock") at a price equal to the par value of such shares, with the grant of such shares to vest, and the restrictions on such stock (if so purchased) to lapse in accordance with the following schedule: (i) one-third on the first anniversary of the date of grant (provided the Officer continues to be employed hereunder on such date); (ii) one-third on the second anniversary of the date of grant (provided the Officer continues to be employed hereunder on such date); and (iii) one-third on the third anniversary of the date of grant (provided the Officer continues to be employed hereunder on such date). The Restricted Stock shall be granted subject to the terms and conditions (including accelerated vesting) of the Company's stock incentive plan under which it is issued, and such other terms as are set by the granting committee in accordance with such plan.

      6. Disability. (a) The Company may terminate the Officer's employment under this Agreement for "permanent disability" if (i) the Officer shall become physically or mentally disabled or incapacitated to the extent that the Officer has been absent from the Officer's duties with the Company on account of such disabilities or incapacitation, as determined in a manner consistent with the policy which applies generally to employees of the Company, on a full-time basis for a period of six consecutive months, and (ii) within 30 days after written notice of


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proposed termination for permanent disability is given by the Company to the
Officer, the Officer shall not have returned to full-time performance of the Officer's duties.

            (b) In the event of termination for "permanent disability" following the Effective Time, the Company shall provide the Officer with a benefit equal to (i) his annual salary (as in effect immediately prior to the occurrence of such disability) for a period commencing on the Effective Date of Termination and ending on the day immediately prior to the first anniversary thereof and
(ii) 75% of his annual salary (as in effect immediately prior to the occurrence of such disability) from the date of the first anniversary of the Effective Date of Termination and continuing through the duration of his disability (but in no event beyond the Officer's attainment of age 65). Notwithstanding the first sentence of this Section 6(b), any such payment shall terminate upon the earliest to occur of (A) the date the Officer returns to full-time employment with the Company, (B) the date of the Officer's full time employment by another employer (including full-time service as a sole proprietor or owner of an unincorporated business), or (C) the date of the Officer's death. In the event of termination for "permanent disability," the Company also shall continue to provide until the Officer's death or, if earlier, the first to occur of (aa) the date the Officer returns to full-time employment with the Company, (bb) the date of the Officer's full-time employment by another employer, or (cc) the date of the Officer's attainment of age 65, all life, medical and dental insurance coverage as is maintained by the Company for full-time employees, provided that the Officer shall continue to pay all amounts in respect of such coverage that other employees receiving the same level of coverage are required to pay. In the event of termination for "permanent disability" following the Effective Time, the Company shall also provide the Officer with the benefits set forth in
Section 12(d)(ii) hereof (notwithstanding that no Change in Control shall have occurred).

            (c) There shall be no reduction in the compensation payable to the Officer or the Officer's other rights under this Agreement during any period when the Officer is incapable of performing some or all of the Officer's duties by reason of temporary or partial disability.

            (d) The obligations of the Company to provide the benefits described in Section 6(b) may be satisfied, in whole or in part, by payments under disability insurance policies covering the Officer and obtained and maintained in force (with respect to the benefit described in the first sentence of Section 6(b) solely at the Company's expense) by the Company. In connection therewith, the Company may require the Officer to elect the maximum disability insurance coverage available under the Bank's or the Company's group disability policy, provided that the Company shall pay on the Officer's behalf all amounts required to be paid by the Officer as a result of such election. The Officer shall cooperate with the Company in all reasonable ways to obtain any such disability or key person insurance coverage.

      7. Supplemental Executive Retirement Benefits. (a) During the Post-Merger Period, the Officer shall participate in the Supplemental Executive Retirement Plan of the Company (the "SERP") and shall have a "Pension Goal" under such plan of not less than 50%. The Company acknowledges that in light of the Officer's years of service with the Company, he will following the Effective Time be fully vested in the Surviving Corporation's SERP. For purposes of calculating benefits payable to the Officer under the SERP, any benefit plans, programs or arrangements of the Company or any predecessor or Affiliate of the Company that are in effect prior to the Effective Time shall be treated under the SERP in the same manner as


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plans of the Surviving Corporation, but no amount of gross up tax payments made pursuant to Section 12(g) hereof or otherwise shall be considered "Compensation" thereunder.

            (b) Notwithstanding anything in paragraph (a) of this Section 7 to the contrary, if the Officer's employment hereunder is terminated by the Company for any reason (other than a termination by the Company for "cause"), or the Officer terminates his employment hereunder at any time after a Material Change has occurred (determined without regard to whether or not a Change in Control has occurred), at any time during the Term following the Effective Time, then the Company shall pay to the Officer, for each calendar year or portion thereof during the Officer's remaining life following the later of the Effective Date of Termination or the date the Officer attains age 55, an amount equal to the difference, if any, between (i) $741,000 (prorated for any applicable periods of less than one year) less (ii) the sum of (A) all benefits payable to the Officer under the SERP with respect to such year or period, presuming an effective election to commence SERP benefits at the same time as benefits under this paragraph (b) had been made (whether or not such SERP benefits are actually being paid on such date), plus (B) the amount of any benefits which the Officer is entitled to receive for such year or period under any defined benefit plan qualified under Section 401(a) of the Code sponsored by the Company, any Affiliate (as defined in Section 12(a)) or any predecessor or successor to any of them (the "Retirement Plans") plus (C) the amount of any benefits which the Officer is entitled to receive for such year or period under any defined benefit excess benefit or benefit restoration plan of the Company, any Affiliate or any predecessor or successor to any of them, plus (D) the amount of any benefits which the Officer is entitled to receive for such year or period under any other plan, agreement or arrangement maintained by the Company, any Affiliate or any predecessor or successor to any of them that determines benefit amounts with relation to one or more Retirement Plans, plus (E) the amount of any benefits which the Officer is then entitled to receive for such year (or, if the amount specified in clause (i) is to be prorated for a specified period, for the same period) under Section 6 of this Agreement. In determining the amount so payable, any benefits described in clause (ii) of the preceding sentence (other than subclause (E) thereof) that are not payable in the form of a single life annuity commencing at the same time as benefits hereunder shall, solely for purposes of the preceding sentence, be converted, on an actuarial equivalent basis, to a single life annuity form of payment commencing on the same date as the benefits pursuant to this paragraph (b) with actuarial equivalence to be determined based on the factors used to determine actuarial equivalence under the SERP. The amount so determined to be payable pursuant to this paragraph (b) shall be paid on the same basis as payments under the SERP (including actuarial reductions with respect to alternative forms of benefit thereunder, and the SERP's provisions regarding preretirement survivor benefits), and the Officer shall have the same election rights with respect thereto, regardless of whether or not any amounts are then being paid under the SERP.

      8. Death. In the event of the Officer's death during the Term, this Agreement and all of the Company's obligations under this Agreement shall terminate (except as otherwise provided in this Section 8, Section 12(f) or with respect to the obligations of the Company under Section 7). In the event of the Officer's death during the Term, the Company or the Bank shall, during the remainder of the life of the Officer's surviving spouse, continue to provide such spouse the same level of medical and dental insurance as is maintained from time to time by the Company or the Bank for spouses of full-time employees (or, as appropriate, retirees) of the Company or the Bank or, in lieu of providing any such coverage, the Company or the Bank may


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pay such spouse the cash equivalent of the cost of such coverage), provided that such surviving spouse shall continue to pay any amounts in respect of such coverage that is otherwise required to be paid by employees (or, as appropriate, retirees) for such coverage and provided, further, that any such medical coverage may be modified so that Medicare (or other governmental) coverage is primary, with coverage provided by the Company or the Bank supplementary, to the extent permitted by law. In the event of the Officer's death during the Term, the Company shall provide the Officer's beneficiaries with the benefits set forth in Section 12(d)(ii) hereof (notwithstanding that no Change in Control shall have occurred).

      9. Termination by the Company. (a)(i) The Company may terminate the Officer's employment under this Agreement at any time by giving the Officer written notice of such termination, provided that, except where termination is for "cause" (as defined in Section 9(b)), such notice shall be provided at least 30 days prior to the Effective Date of Termination. In the event of a termination by the Company of the Officer's employment, other than a termination for "cause" (as defined in Section 9(b)), then except as otherwise provided in this Section 9 and in Sections 2(b), 7 and 12 hereof, all of the Company's obligations under this Agreement shall terminate, except that the Officer shall remain entitled to any compensation or benefits earned prior to the Effective Date of Termination and shall not be precluded from receiving a bonus as provided in Section 5(c) hereof as a result of his termination of employment prior to the payment date for such bonus and except that the Company shall (subject to the provisions of Section 9(c)): (A) pay to the Officer, as a severance payment for services previously rendered to the Company and the Bank, a lump sum equal to the sum of (1) the Officer's annual salary (as defined in Section 5(a)) at the Effective Date of Termination plus (2) the amount of the target bonus which the officer is eligible to earn for the year in which the Effective Date of Termination occurs and (B) provide the Officer with the benefits set forth in Section 12(d)(ii) hereof (notwithstanding that no Change in Control shall have occurred) and (C) maintain, until the later to occur of
(1) the 18-month anniversary of the Effective Date of Termination and (2) the end of the Term, all life, medical and dental insurance coverage as is maintained by the Company or the Bank for full-time employees (or, in lieu of providing any such coverage, the Company or the Bank may pay the Officer the cash equivalent of the cost of such coverage), provided that the Officer shall continue to pay all amounts in respect of such coverage that other employees receiving the same level of coverage are required to pay. If the Effective Date of Termination by the Company of the Officer's employment occurs at any time following a Change in Control, the provisions of Section 12 shall apply in lieu of the provisions of the immediately preceding sentence of this Section 9(a). The lump sum payment referred to in section 9(a)(i)(A) shall be made to the Officer as soon as practicable after the Effective Date of Termination, but in no event later than 90 days thereafter.

            (ii) If the Merger Agreement is terminated and the Merger (as defined therein) abandoned, then this Agreement shall be void ab initio, neither party shall have any further rights or obligations hereunder, and, all prior agreements between the Officer and the Company and/or the Bank shall remain and continue in full force and effect in accordance with their terms, as if this Agreement had not been adopted.

            (b) The Officer shall have no right to receive compensation or other benefits under this Agreement for any period after the Effective Date of Termination if the Officer's employment is terminated for "cause." As used in this Agreement, "termination for cause" shall


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mean a termination for "cause" by either the Company or the Bank and "cause"
shall mean (i) willful and continued failure by the Officer to materially perform his duties under this Agreement after at least one warning in writing from the Company's Board of Directors identifying specifically any such material failure and offering a reasonable opportunity to cure such failure (provided, that failure to achieve performance goals shall in no event be grounds for termination for "cause" hereunder); (ii) the willful engaging by the Officer in material misconduct which causes material injury to the Company or the Bank as specified in a written notice to the Officer from the Board of Directors of the Company; (iii) material breach of fiduciary duty involving personal profit; or
(iv) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism other than for illness, after a warning (with respect to drunkenness or absenteeism only) in writing from the Board of Directors of the Company to refrain from such behavior. No act or failure to act on the part of the Officer shall be considered willful unless done, or omitted to be done, by the Officer not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. Any termination of the Officer for "cause" shall be based upon a finding of a Special Majority of the Board of Directors, with notice thereof given to the Officer in accordance with Section 9(d).

            (c) Notwithstanding any other provision of this Section 9 or of
Section 12, if at the Effective Date of Termination any statute, regulation, order, agreement, or regulatory interpretation thereof that is valid and binding upon the Company or the Bank (excluding Sections 280G and 4999 of the Code and regulations promulgated thereunder) (a "Regulatory Restriction") shall restrict, prohibit or limit the amount of any payment or the provision of any benefit that the Company or the Bank would otherwise be liable for under this Section 9 or under Section 12, then the amount that the Company or the Bank shall pay to the Officer hereunder shall not exceed the maximum amount permissible under such Regulatory Restriction; provided that, if such Regulatory Restriction shall subsequently be rescinded, superseded, amended or otherwise determined not to restrict, limit or prohibit payment by the Company or the Bank of amounts otherwise due the Officer hereunder, then the Company or the Bank shall promptly thereafter pay to such Officer any amounts (or the value of any benefit) previously withheld from such Officer as a result of such Regulatory Restriction, and provided further that, if any Regulatory Restriction restricts, prohibits or limits one of the Company or the Bank to a lesser extent than it restricts, prohibits or limits the other of the two, then the entity least restricted shall be obligated hereunder to perform any of the obligations of the other hereunder to the fullest extent permitted by the Regulatory Restriction.

            (d) If subsequent to the Effective Time, the Officer's employment is proposed to be terminated by the Company (whether or not for "cause" (as defined in Section 9(b)), the Company shall deliver to the Officer a Notice of Termination (as defined in Section 14) accompanied by a copy of a resolution duly adopted by the affirmative vote of not less than a Special Majority of the entire Board of Directors of the Company at a meeting called and held for that purpose (after reasonable notice to the Officer and an opportunity for him, together with counsel, to be heard before the Board of Directors), and if such termination is for cause it shall include a finding that in the good faith opinion of a Special Majority of the Board of Directors the Officer's conduct constituted cause for termination and specifying the particulars thereof in reasonable detail.

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      10. Voluntary Termination by the Officer. (a) The Officer shall have the right to terminate the Officer's employment under this Agreement at any time following the Effective Time, whether for Material Change or any other reason, upon at least 60 but not more than 90 days' prior written notice to the Company (an "Officer's Termination Notice"). If this Agreement is terminated pursuant to the immediately preceding sentence, then except as otherwise provided in Sections 2(b), 7, 10(b) and 12 hereof, all of the Company's obligations under this Agreement shall terminate, except that the Officer shall remain entitled to any compensation or benefits earned prior to the Effective Date of Termination.

            (b) If the Officer shall terminate his employment pursuant to
Section 10(a) at any time when a Material Change (determined without regard to whether a Change in Control has occurred) has occurred, then in addition to the benefits provided in Section 10(a), the Officer shall also be entitled to the benefits provided in Sections 7 and 9(a)(i) hereof; provided that, if such termination occurs after a Change in Control has occurred, then the Officer shall be entitled to the benefits of Section 12 in lieu of the provisions of
Section 9(a)(i). For purposes of this Section 10, the term "Material Change" shall have the same meaning as set forth in Section 12(c)(ii) hereof, except that in determining whether a Material Change has occurred, (i) the fact that no Change in Control shall have occurred shall be disregarded, (ii) the failure to provide compensation or benefits required to be provided under this Agreement shall be treated as a material breach of this Agreement, and (iii) whether there has been a Material Change in the Officer's functions, duties or responsibilities, as provided in clause (C) of such Section, shall be made by reference to the functions, duties and responsibilities required to be provided under Section 4 hereof.

      11. Additional Termination and Suspension Provisions. There are hereby included by reference any provisions that are required by applicable law or regulation binding on the Company or the Bank to be included in an employment agreement entered into by the Company or the Bank. If any such provision is a Regulatory Restriction that restricts, prohibits or limits one of the Company or the Bank to a lesser extent than it restricts, prohibits or limits the other of the two, then the entity least restricted shall be obligated hereunder to perform any of the obligations of the other hereunder to the fullest extent permitted by the Regulatory Restriction.

      12. Change in Control. The provisions of this Section 12 shall only be applicable during the Post-Merger Period; provided, that neither the Holding Company Combination nor the Bank Combination (nor any other event or transaction contemplated by or reasonably necessary to effectuate the purposes of the Merger Agreement or between or among the Company, the Holding Company and their respective Affiliates) shall be deemed to constitute a Change in Control for any purpose of this Agreement. 1. As used in this Agreement, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

            (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the
      Company: individuals who, immediately following the Effective Time, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors immediately following the Effective Time or whose appointment, election or nomination for election was previously so approved or recommended; or

            (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected solely to implement a recapitalization of the Company or the Bank (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or the Bank (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's or the Bank's then outstanding securities; or

            (IV) the stockholders of the Company or the Bank approve a plan of complete liquidation or dissolution of the Company or the Bank, respectively, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets (provided that, for these purposes, a sale of all or substantially all of the voting securities of the Bank or a Parent of the Bank shall be deemed to constitute a sale of substantially all of the Company's consolidated assets), other than any such sale or disposition to an entity at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition; or

            (V) the execution of a binding agreement that if consummated would result in a Change in Control of a type specified in clause (I) or (III) of this Section 12(a) (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change in Control of a type specified in clause (IV) of this Section 12(a) (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company or the Bank of a plan of complete liquidation or dissolution of the Company or the Bank that, if consummated, would result in a Change in Control of a type specified in clause (IV) of this Section 12(a) (a "Plan of Liquidation"), provided however, that a Change in Control of the type specified in this clause (V) shall not be deemed to exist or have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement, or the adoption of such a Plan of Liquidation, from and after the Abandonment Date if the Effective Date of Termination of the Officer's employment has not occurred on or prior to the Abandonment Date. As used in this Section, the term "Abandonment Date" shall mean the date on which
      (A) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (B) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (C) the Bank or the Company abandons a Plan of Liquidation or (D) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Bank or the Company that it will not approve, an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal.

      As used in connection with the foregoing definition of Change in Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under
Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 80% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its subsidiaries, (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (a) an underwriter temporarily holding securities pursuant to an offering of such securities, or (a) a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            (b) If the Company shall relocate its principal executive offices after a Change in Control, and if the Officer is required, as a result, to change the Officer's principal residence, the Company shall (i) promptly pay (or reimburse the Officer for) all reasonable moving expenses incurred by the Officer as a result of such change in the Officer's principal residence, and
(ii) indemnify the Officer against, and reimburse the Officer for, any loss incurred as the result of the sale of the Officer's principal residence (which loss shall be computed for the purpose of this Agreement as the difference between the actual sales price (net of closing costs and brokerage fees) of such residence and the fair market value of such residence (computed as of the time the Company relocates its principal executive offices) as determined by an independent real estate appraiser designated and paid by the Company and acceptable to the Officer), provided that such sale of the Officer's principal residence occurs within six months after the Company relocates its principal executive offices.

            (c)(i) If a Change in Control shall occur, the Officer shall be entitled to the compensation and benefits provided in paragraphs (d), (e),
      (f) and (g) of this Section 12 upon the subsequent termination by the Company of the Officer's employment at any time during the remaining Term in effect at the time of the Change in Control, other than a termination for cause (as defined in Section 9(b)), provided that the rights to any such compensation and benefits shall be subject to the limitations and provisions set forth in Section 9(c).

            (ii) If a Change in Control shall occur, and thereafter the Board of Directors of the Company or the Bank or, if the Company or the Bank is not the surviving entity in the transaction giving rise to such Change in Control, the Board of Directors of the ultimate parent entity surviving such Change in Control, either (A) fails to elect or re-elect or appoint or reappoint the Officer to the offices or positions specified in Section 3 with the Company and the Bank or, if the Company or the Bank is not the surviving ultimate parent entity in the transaction giving rise to such Change in Control, with the ultimate parent entity surviving such Change in Control, (B) materially breaches this Agreement, (C) makes a material change in the Officer's functions, duties or responsibilities, which change would cause the Officer's position with the Company or the Bank or, if the Company or the Bank is not the surviving entity in the transaction giving rise to such Change in Control, with the entity surviving such Change in Control to become one of lesser responsibility, importance or scope from that in effect immediately prior to the time of the Change in Control, (D) requires that the Officer's services be rendered primarily at a location or locations outside of the New York metropolitan area or (E) during the Initial Post-Merger Period, adopts a resolution approved by at least a simple majority of the Board of Directors providing that the Officer shall not become Chairman of the Board and Chief Executive Officer of the Company and the Bank (an event specified in clause (A), (B), (C), (D) or (E) is hereafter referred to as a "Material Change"), the Officer shall be entitled to the compensation and benefits provided in paragraphs
      (d), (e), (f) and (g) of this Section 12 (subject to the limitations and provisions set forth in Section 9(c)) upon the subsequent termination of the Officer's employment, at any time during the remaining Term in effect at the time of the Change in Control, by the Officer. Any good faith determination by the Officer that a Material Change has taken place shall be presumed to be correct and therefore shall be controlling for all purposes of this Agreement, unless, within 30 days after receipt of the Officer's Termination Notice a Special Majority of the Board of Directors of the Company shall determine that no such Material Change has occurred, in which event no such presumption shall be made, and the determination of whether a Material Change has occurred shall be resolved in accordance with Section 22 hereof.

            (iii) If the Officer's employment is terminated by the Officer during the remaining Term in effect at the time of the Change in Control and no Material Change shall have occurred, then the provisions of Section 10 shall apply in lieu of the provisions of paragraphs (d), (e) and (f) of this Section 12.

            (iv) Only for purposes of determining whether there has been a termination of the Officer's employment during the remaining Term in effect at the time of a Change in Control (as specified in paragraphs
      (c)(i) or (c)(ii) of this Section 12) so as to entitle the

      Officer to the compensation and benefits provided in paragraphs (d), (e),
      (f) and (g) of this Section 12, a termination of the Officer's employment following a Change in Control shall be deemed to have occurred on such date during the remaining Term that (A) Notice of Termination (as defined in Section 14(b)) is given by the Company to the Officer (regardless of the Effective Date of Termination specified therein), or (B) an Officer's Termination Notice (as defined in Section 10) is given by the Officer to the Company (regardless of the Effective Date of Termination specified therein). Notwithstanding the immediately preceding sentence, the Officer shall continue to be employed by the Company and the Bank pursuant to this Agreement until the Effective Date of Termination specified in the Notice of Termination or Officer's Termination Notice, as the case may be.

            (d)(i) Upon the occurrence of a Change in Control followed by any termination of the Officer's employment pursuant to Section 12(c)(i) or
      (c)(ii), the Bank shall pay to the Officer, as a severance payment for services previously rendered to the Bank, a lump sum equal to three times the Officer's Deemed Annual Compensation, as in effect immediately prior to the Effective Date of Termination (without regard to any decrease in the Officer's Deemed Annual Compensation made after the Change in Control). As used in this Section 12(d)(i), the term "Deemed Annual Compensation" shall mean, at any time, an amount equal to the sum of (A) the Officer's annual salary (as defined in Section 5(a)) at such time, plus (B) the higher of (y) the amount of the target bonus which the Officer is eligible to earn for the year which includes the day immediately prior to the Change in Control, or (z) the amount of the average bonus or other cash incentive earned by the Officer with respect to the two most recently completed fiscal years.

            (ii) Upon the occurrence of a Change in Control followed by any termination of the Officer's employment pursuant to Section 12(c)(i) or
      (c)(ii), to the extent not otherwise limited pursuant to Section 9(c), (x) each option granted after the date hereof under a stock incentive or stock option plan of the Company and held by the Officer shall (to the extent permitted by the plan under which such option was granted), notwithstanding anything to the contrary in the grant letter related to such option and regardless of the actual Effective Date of Termination, immediately vest and remain exercisable for the term specified in such grant letter as if there had been no termination of the Officer's employment and the Officer remained in the employment of the Company for the entire term of such option and (y) each share of Restricted Stock granted pursuant to Section 5(h) shall (to the extent permitted by the plan under which such Restricted Stock was granted), notwithstanding anything to the contrary in the grant letter related to such Restricted Stock and regardless of the actual Effective Date of Termination, vest and the restrictions thereon shall lapse at such time as they would have otherwise vested, and the restrictions thereon would have otherwise lapsed, as if there had been no termination of the Officer's employment and the Officer remained in the employment of the Company through the period required for the vesting of and lapsing of the restrictions on such stock.

            (e) Any payment pursuant to Section 12(d)(i) shall be made to the Officer within 30 days after the Effective Date of Termination.

            (f) Upon the occurrence of a Change in Control followed by any termination of the Officer's employment pursuant to Section 12(c)(i) or (c)(ii), to the extent not otherwise limited pursuant to Section 9(c), the Company or the Bank shall, for the remainder of the Officer's life, and for the remainder of the life of the Officer's spouse (to whom the Officer was married as of the Effective Date of Termination), continue to provide to the Officer and such spouse the same level of disability, medical and dental insurance coverage as is maintained from time to time by the Company or the Bank for full-time employees and their spouses, provided that (x) the Officer (and, after the Officer's death, the Officer's surviving spouse) shall continue to pay all amounts in respect of such coverage that the other employees, retirees, or surviving spouses, as applicable, receiving the same levels of coverage are required to pay, (y) any medical coverage may be modified so that Medicare (or other governmental coverage) is primary, with coverage provided by the Company or the Bank supplementary, to the extent permitted by law, and (z) in lieu of providing any benefit hereunder, the Company or the Bank may pay the Officer (and after the Officer's death, the Officer's surviving spouse) the cash equivalent of the cost of such coverage.

            (g)(i) If, on account of events described in Sections 12(c)(i) or 12(c)(ii) following a Change in Control, any payment or other benefit paid or to be paid or any property transferred or to be transferred with respect to one or more calendar years by or on behalf of the Company (or any affiliate of the Company) to the Officer pursuant to this Agreement or pursuant to the terms of any other plan, arrangement or agreement of the Company (or any of its subsidiaries) (collectively, a "Severance Payment") shall constitute an "excess parachute payment" within the meaning of
      Section 280G(b) of the Code subject to the tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Company shall pay to the Officer an additional amount (the "Gross Up Payment") such that the amount paid or transferred to the Officer, after deduction of any Excise Tax on the Severance Payment, and any federal, state and local income tax, employment tax and Excise Tax upon the Gross Up Payment, shall be equal to the Severance Payment. In addition, if, absent a Change in Control or in other circumstances following a Change in Control, notwithstanding the reductions mandated by Section 9(c), the benefits described in Section 7 and any other benefits payable in connection with the Holding Company Combination (the "Section 7 Benefits") shall constitute "excess parachute payments" within the meaning of Section 280G(b) of the Code subject to the Excise Tax, then the Company shall pay to the Officer one or more Gross Up Payments such that the amount of such Gross Up Payments, when combined with such Section 7 Benefits, after deduction of any Excise Tax on the
      Section 7 Benefits, and any federal, state and local income tax, employment tax and Excise Tax upon the Gross Up Payments, shall be equal to such Section 7 Benefits.

            (ii) For purposes of determining under Section 12(g)(i) whether any portion of a Severance Payment or Section 7 Benefit will be subject to the Excise Tax and the amount of such Excise Tax, (A) the Severance Payment or
      Section 7 Benefit and payments provided for in Section 12(g)(i) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of
      Section 280(G)(b)(1) of the Code shall be treated as subject to the Excise Tax, unless and to the extent that tax counsel selected by the Company's independent auditors and acceptable to the Officer is of the opinion that the Severance

      Payment or Section 7 Benefit (in whole or in part) does not constitute a "parachute payment" or such "excess parachute payment" (in whole or in part) represents reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the allocable base amount within the meaning of Section 280G(b)(3) of the Code, or the Severance Payment or Section 7 Benefit is otherwise not subject to the Excise Tax, (B) the amount of the Severance Payment or
      Section 7 Benefit that is treated as subject to the Excise Tax shall be equal to the lesser of (X) the total amount of the Severance Payment or
      Section 7 Benefit, as applicable, and (Y) the amount of "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (after applying clause (A) above), (C) any Gross Up Payment pursuant to Section 12(g)(i) shall be treated as subject to the Excise Tax in its entirety and
      (D) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

            (iii) If in circumstances described in Section 12(g)(i), by reason of the filing by the Officer of an amended tax return, an audit by the Internal Revenue Service or other taxing authority, or a final determination by a court of competent jurisdiction, it is determined that "excess parachute payments" exceeding those previously reported in his tax returns were received by the Officer and as a result an additional Excise Tax (the "Additional Excise Tax") shall become due, the Company shall pay the Officer an additional amount (the "Subsequent Gross Up Payment") such that the amount paid or transferred to the Officer, after deduction of (A) any Additional Excise Tax and (B) on an after tax basis, any interest, additions and penalties with respect to the Additional Excise Tax and (C) any federal, state and local income tax, employment tax and Excise Tax upon the Subsequent Gross Up Payment and (D) the payments provided for in
      Section 12(g)(i), shall be equal to the Severance Payment or Section 7 Benefits, as appropriate.

            (iv) Any Gross Up Payment required hereunder shall be made at least ten days prior to the due date (without regard to extensions) of the Officer's federal income tax return for the year with respect to which the "excess parachute payment" is deemed made under the Code. Any Subsequent Gross Up Payment required hereunder shall be made to the Officer within 30 days after the amount thereof is determined. Notwithstanding the two immediately preceding sentences, the Company shall pay any federal, state and local tax or taxes and employment taxes required to be withheld from the Officer's wages (within the meaning of Section 3121 and 3402 of the Code) with respect to the "excess parachute payment" and any such tax or taxes paid by the Company to the Internal Revenue Service or state or local taxing authority shall constitute payment to the Officer.

            (v) If the Excise Tax is finally determined (whether by the filing of an amended tax return by the Officer, by audit of the Internal Revenue Service or other taxing authority, or by a final determination of a court of competent jurisdiction) to be less than the amount paid to or on behalf of the Officer under the provisions of Sections 12(g)(i)-(iv) and the overpayment is refunded to the Officer, the Officer shall repay to the Company, promptly following the receipt of the refund, the portion of the Gross Up Payment (and/or Subsequent Gross Up Payment) attributable to such reduction of the

      Excise Tax (plus the portion attributable to federal, state and local income tax and employment taxes imposed on the portion being repaid by the Officer but only to the extent that the repayment may result in a tax benefit to the Officer under Section 1341 of the Code and similar provisions of applicable state and local law).

            (vi) The provisions of this Section 12(g) shall inure to the benefit of the Officer during the Term of this Agreement regardless of whether or not his employment is terminated, and if the Officer's employment is terminated, the rights and obligations of the Officer and the Company under this Section 12(g) shall survive the termination of this Agreement.

      13. Post-Termination Obligations of the Officer. (a) In addition to any related requirements that may apply pursuant to the terms of the Consulting Agreement, upon any termination of the Officer's employment during the Term of this Agreement or upon termination of the Officer's employment after the expiration of the Term of this Agreement or upon retirement, the Officer agrees
(i) not to make any disclosure in violation of Section 13(b), (ii) to return to the Company and the Bank all material documents relating to the business of the Company and the Bank that are in the Officer's possession or under the Officer's control, and (iii) except if the termination or retirement occurs after a Change in Control, not to solicit (directly or indirectly), for one year following the Effective Date of Termination (or date of termination after the expiration of the Term) or retirement, the employment of any person who is an employee of the Company or the Bank on the Effective Date of Termination (or date of termination after the expiration of the Term) or retirement or who, within six months prior to the Effective Date of Termination (or date of termination after the expiration of the Term) or retirement, was an employee of the Company, unless the Officer receives written permission from the Company to engage in the activities proscribed by this Section 13(a) or by Section 13(b) or to be relieved of any obligation under Section 13(a)(ii).

            (b) The Officer recognizes and acknowledges that the confidential business activities and plans for business activities of the Company and its Affiliates, as they may exist from time to time, are valuable, special and unique assets of the Company. The Officer shall not, during or at any time after the Officer's employment, disclose any knowledge of the past, present or planned business activities of the Company or its Affiliates that are of a confidential nature (collectively, the "Company's Confidential Activities") to any person, firm, corporation, company, thrift institution or other entity for any reason or purposes whatsoever. Notwithstanding anything in this Section 13(b) to the contrary, the Officer (i) may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas that are not derived from the Company's Confidential Activities, and (ii) shall not be precluded from disclosures respecting the Company's Confidential Activities that are (A) made pursuant to compulsory legal process or when required by an appropriate governmental agency; (B) public knowledge or become public without the Officer's breach of this Section 13(b); (C) already known to the party to whom the Officer makes such disclosures; or (D) approved by the Company for disclosure.

            (c) The parties, recognizing that irreparable injury will result to the Company, its business and property in the event of the Officer's breach or threatened breach of Section 13(a) or (b), agree that in the event of such breach or threatened breach by the Officer, the Company will be entitled, in addition to any other remedies and damages that may be available, to seek and obtain an injunction to restrain the violation of
Section 13(a) or (b) by the Officer.

      14. Notices. (a) All notices under this Agreement shall be in writing and shall be delivered personally, sent by registered or certified mail, return receipt requested or sent by recognized next-day courier service, (a) to the Company, at Hudson United Bancorp, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430 (attention: General Counsel), (b) to the Bank at Hudson United Bank, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430 (attention: General Counsel) and
(C) to the Officer, at his address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing in the manner provided in this Section 14. All notices under this Agreement shall be deemed given (i) upon receipt if delivered personally, (ii) on the third business day after deposit in a facility of the U.S. Postal Service with postage prepaid, if delivered by registered or certified mail, or (iii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service.

            (b) Any purported termination of the Officer's employment with the Company and the Bank pursuant to Sections 6 or 9 shall be communicated to the Officer by means of a written notice (a "Notice of Termination"). The Notice of Termination shall (i) indicate a specific termination provision relied upon,
(ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated, and (iii) specify the Effective Date of Termination; provided, however, that no such Notice of Termination shall specify an Effective Date of Termination that is prior to the date on which any such Notice of Termination is given.

            (c) As used in this Agreement, the term "Effective Date of Termination" shall mean (i) the date on which the Officer's employment with the Company and the Bank is to terminate, as specified in a Notice of Termination given by the Company or the Bank, or (ii) the date on which the Officer's employment with the Company and the Bank is to terminate, as specified in an Officer's Termination Notice given by the Officer.

      15. No Duty to Mitigate. Except as otherwise expressly provided herein, if the Officer shall continue to receive compensation or benefits or severance pay pursuant to this Agreement after its termination, (a) the Officer shall have no duty to mitigate such payments by seeking or obtaining other employment or otherwise, and (b) in the event the Officer does obtain other employment, such payments from the Company shall not be reduced by compensation received from such other employment.

      16. Complete Understanding. This Agreement constitutes the complete understanding between the parties with respect to its subject matter and merges and supersedes all prior oral and written agreements and understandings and all contemporaneous oral agreements and understandings, including, without limitation, that certain agreement (the "Prior Agreement") dated January 1, 1997 between the Officer and the Company (and the Officer by entering into this Agreement specifically disclaims any right to receive any payments or any other benefits under that agreement) and any other employment agreement heretofore executed by the Officer and the Company or any of its predecessors or Affiliates. Notwithstanding the foregoing, if any Regulatory Restriction shall prevent this Agreement from going into effect, shall void this Agreement in its entirety, or shall prohibit the Company and the Bank from carrying out all of the provisions of Sections 7, 9, 10 or 12 hereof, then the Officer shall be entitled to the benefits of Sections 9 and 10 of the Prior Agreement to the extent that such benefits exceed the benefits, after application of any Regulatory Restriction, available under this Agreement. This Agreement may not be amended, terminated or rescinded except in a writing signed by all the parties hereto; provided, that no amendment or other modification to this Agreement made prior to the Effective Time shall be valid or binding unless agreed to by all parties hereto and also consented to by Bancorp; and provided further that any amendment or modification to this Agreement agreed to on behalf of the Company shall be approved by a Special Majority of the Board of Directors. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, any provision in this Agreement requiring or permitting any action, determination or decision to be taken or made by a Special Majority of the Board of Directors shall terminate on December 31, 2002, after which any such action, determination or decision may be taken or made by a simple majority of the Board of Directors.

      17. No Waiver. The failure of any party at any time to require performance by any other party of a provision of this Agreement or to resort to a remedy at law or in equity or otherwise shall in no way affect the right of such party to require full performance or to resort to such remedy at any time thereafter nor shall a waiver by any party of the breach of any provision of this Agreement be taken or held to be a waiver of any subsequent breach of such provision unless expressly so stated in writing. No waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party to be charged.

      18. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to conflict of laws principles applied in the State of New York.

      19. Headings. The headings to the Sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or interpretation of this Agreement.

      20. Severability. If any provision of this Agreement is held by a court or other authority having competent jurisdiction to be invalid, void or otherwise unenforceable, in whole or in part, by reason of any applicable law, statute or regulation or any interpretation thereof, then (a) the remainder of the provisions of this Agreement shall remain in full force and effect and in no way affected, impaired or invalidated and (b) the provision so held to be invalid, void or otherwise unenforceable shall be deemed modified in amount, duration, scope or otherwise to the minimum extent necessary so that such provision shall not be invalid, void or otherwise unenforceable by reason of such law, statute, regulation or interpretation and such provision, as so modified, shall remain in full force and effect.

      21. Payment of Legal Fees. If any legal action or proceeding is commenced to enforce or interpret the provisions of this Agreement, or any plan, agreement or arrangement referenced in this Agreement, or to recover damages for breach thereof, including without limitation any proceeding commenced under Section 22 hereof, all reasonable legal fees, disbursements and court or arbitration costs paid or incurred by the Officer arising out of or resulting from such action or proceeding shall be paid or reimbursed to the Officer by the


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

Company, provided that the action or proceeding is not dismissed or summarily decided against the Officer.

      22. Dispute Resolution. Any dispute or controversy arising under, in connection with or relating to this Agreement or the transactions contemplated hereby shall be subject to compulsory mediation in New York City in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. In the event that such compulsory mediation does not result in a resolution of such dispute or controversy which is acceptable to both the Company and the Officer, such dispute or controversy shall be resolved exclusively by arbitration in New York City in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The parties hereto agree that the decision of such arbitration shall be final and binding upon the parties and upon confirmation of the decision resulting from such arbitration, judgment may be entered on the arbitrators' award in any court having jurisdiction.

      23. Taxes. Any payments due to the Officer pursuant to this Agreement shall be reduced by all applicable federal, state, city or other taxes required by law to be withheld with respect to such payments.

      24. Limitation on Payments. Any payments made to the Officer pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with, or the non-applicability thereto of, 12 USC ss. 1828(k) and any regulations promulgated thereunder.

                                                HUDSON UNITED BANCORP


Dated: September 14, 1999                       By:  /s/ Charles F.X. Poggi
                                                     ---------------------------
                                                      Charles F.X. Poggi
                                                      Chairman, Compensation
                                                        Committee


                                                HUDSON UNITED BANK


Dated: September 14, 1999                       By:  /s/ Charles F.X. Poggi
                                                     ---------------------------
                                                      Charles F.X. Poggi
                                                      Chairman, Compensation
                                                        Committee


Dated: September 14, 1999                             /s/ Kenneth T. Neilson
                                                      --------------------------
                                                      Kenneth T. Neilson

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